Exhibit  21.1
VECTREN CORPORATION

Subsidiaries

Wholly Owned Subsidiaries:

Name of Entity	State of Incorporation/ Jurisdiction	Doing Business As
Vectren Utility Holdings, Inc.	Indiana
Southern Indiana Gas and Electric Company	Indiana	Vectren Energy Delivery of Indiana, Inc.
Indiana Gas Company, Inc.	Indiana	Vectren Energy Delivery of Indiana, Inc.
Vectren Energy Delivery of Ohio, Inc.	Ohio
Vectren Capital, Corp.	Indiana
Vectren Enterprises, Inc.	Indiana
Vectren Energy Marketing and Services, Inc.	Indiana
Vectren Energy Services Corporation	Indiana
Energy Systems Group, LLC	Indiana
Vectren Energy Retail, Inc.	Indiana
Vectren Utility Services, Inc.	Indiana
Vectren Fuels, Inc.	Indiana
Vectren Infrastructure Services Corporation	Indiana
Miller Pipeline, LLC	Indiana
Minnesota Limited, LLC	Minnesota
Vectren Communications, Inc.	Indiana
Vectren Communications Services, Inc.	Indiana
Vectren Financial Group, Inc.	Indiana
Southern Indiana Properties, Inc.	Indiana
Energy Realty, Inc.	Indiana
Vectren Ventures, Inc.	Indiana
Vectren Affiliated Utilities, Inc.	Indiana

Less than Wholly Owned Subsidiaries:

Name of Entity	State of Incorporation/ Jurisdiction	Doing Business As
ProLiance Holdings, LLC	Indiana
Reliant Services, LLC	Indiana
Haddington Energy Partners, LP	Delaware
Haddington Energy Partners II, LP	Delaware